EXHIBIT 23.4


                     CONSENT OF INDEPENDENT PUBLIC AUDITORS


        The Board of Directors
        Thermo TerraTech Inc.:

        We consent to the inclusion herein of our report dated April 29, 1994, with respect to the consolidated balance sheets of Remediation Technologies, Inc. and subsidiary as of December 31, 1993 and 1992, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years then ended.

                                           NARDELLA & TAYLOR



        Lexington, Massachusetts
        March 25, 1996